Exhibit 99.1

Press Contact: Michael T. Burns Investor Relations Harris Interactive Inc. 800-866-7655 x7328 mburns@harrisinteractive.com

Harris Interactive® Reports First Quarter Fiscal 2014 Results

Rochester, N.Y. — November 14, 2013 — Harris Interactive Inc. (NASDAQ: HPOL), a leading global market research firm, today announced its first quarter fiscal 2014 financial results.

Al Angrisani, President and Chief Executive Officer of Harris Interactive, commented, “Overall, our Q1 results were on plan, with sales up and revenue essentially flat as compared with Q1 of last fiscal year. Q1 was impacted by some planned investments in the business, as I discussed on our last earnings call, and an increase in our cost of data acquisition due to business mix. These two factors contributed to our lower adjusted EBITDA in the quarter versus the same prior year period. Nevertheless, we generated a healthy adjusted EBITDA margin of approximately 9% of revenue in Q1.”

Eric Narowski, Chief Financial Officer of Harris Interactive, commented, “Based on current market conditions and forecasts for the fiscal year ending June 30, 2014, the Company is reaffirming its previously issued fiscal 2014 adjusted EBITDA guidance of between $14.5 and $16.5 million.”

Key Financial Statistics

	For the Three Months Ended September 30,
USD in millions – unaudited	2013	2012
Revenue (1)	$32.4	$33.0
Operating income	$1.3	$1.8
Net income	$1.3	$1.7
Fully diluted net income per share	$0.02	$0.03
Adjusted EBITDA (2)	$2.8	$3.5
Adjusted EBITDA with add-back of restructuring and other charges (2)	$2.8	$3.5
Cash provided by operations	$0.1	$0.3
Bookings (3)	$34.8	$33.9

At September 30:	2013	2012
Cash and cash equivalents	$15.9	$10.6
Outstanding debt	$—	$4.8
Secured revenue (4)	$48.9	$43.4

(1)	Amounts include the impact of foreign currency exchange rate differences. Excluding the impact of foreign currency exchange rate differences, revenue for the three months ended September 30, 2013 decreased by 2% over the same prior year period.
(2)	EBITDA is a non-GAAP measure. Adjusted EBITDA, also a non-GAAP measure, is EBITDA with stock-based compensation added back.
(3)	Amounts include the impact of foreign currency exchange rate differences. Excluding the impact of foreign currency exchange rate differences, bookings for the three months ended September 30, 2013 increased by 2% over the same prior year period.
(4)	Amounts include the impact of foreign currency exchange rate differences. Excluding the impact of foreign currency exchange rate differences, secured revenue at September 30, 2013 increased by 13% over the same prior year period.

©2013 Harris Interactive Inc.	All rights reserved

First Quarter Fiscal 2014 Results Conference Call and Webcast Access

Al Angrisani, President and Chief Executive Officer, will host a conference call to discuss these results on Thursday, November 14, 2013, at 5:00 p.m. ET. Formal remarks will be followed by a question and answer session.

To access the conference call, please dial toll-free 877.303.9858 in the United States and Canada, or 408.337.0139 internationally.

A live webcast of the conference call also will be accessible via the Investor Relations section of our website at http://ir.harrisinteractive.com/, where an archived replay of the webcast will be available for 30 days following the call. No telephone replay of the conference call will be provided. This media release will be available under the Investor Relations section of our website at http://ir.harrisinteractive.com/ prior to the call.

Cautionary Note Regarding Forward Looking Statements

Certain statements in this press release and oral statements made by the Company on its conference call constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, among others, statements as to future economic performance, projections as to financial items, estimates, and plans and objectives for future operations, products and services. In some cases, you can identify forward-looking statements by terminology such as, “may”, “should”, “expects”, “plans”, “anticipates”, “feel”, “believes”, “estimates”, “predicts”, “potential”, “continue”, “consider”, “possibility”, or the negative of these terms or other comparable terminology. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Such risks and uncertainties include, without limitation, risks detailed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K, as updated quarterly in our Quarterly Reports on Form 10-Q to reflect additional material risks. The Company has filed its reports on Forms 10-K and 10-Q with the Securities and Exchange Commission, and they are available under the Investor Relations section of our website at http://ir.harrisinteractive.com/. Risks and uncertainties also include the continued volatility of the global macroeconomic environment and its impact on the Company and its clients, the Company’s ability to sustain and grow its revenue base, the Company’s ability to maintain and improve cost efficient operations, the impact of reorganization, restructuring and related charges, quarterly variations in financial results, the Company’s ability to maintain compliance with certain NASDAQ listing requirements, actions of competitors and the Company’s ability to develop and maintain products and services attractive to the market.

You are urged to consider these factors carefully in evaluating such forward-looking statements and are cautioned not to place undue reliance on them. The forward-looking statements are qualified in their entirety by this cautionary statement.

About Harris Interactive

Harris Interactive is one of the world’s leading market research firms, leveraging research, technology, and business acumen to transform relevant insight into actionable foresight. Known widely for The Harris Poll® Harris offers proprietary solutions in the areas of market and customer insight, corporate brand and reputation strategy, and marketing, advertising, public relations and communications research

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across a wide range of industries. Additionally, Harris has a portfolio of multi-client offerings that complement our custom solutions while maximizing a client’s research investment. Serving clients worldwide through our North American and European offices, Harris specializes in delivering research solutions that help our clients-stay ahead of what’s next. For more information, please visit www.harrisinteractive.com.

HPOL – E

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HARRIS INTERACTIVE INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	September 30,	June 30,
	2013	2013
Assets
Cash and cash equivalents	$15,888	$15,744
Accounts receivable, net	18,904	19,286
Unbilled receivables	7,717	8,215
Prepaids and other current assets	3,896	3,890
Deferred tax assets	760	755

Total current assets	47,165	47,890
Property, plant and equipment, net	2,500	2,466
Other intangibles, net	7,632	8,061
Other assets	530	536

Total assets	$57,827	$58,953

Liabilities and Stockholders’ Equity
Accounts payable	$7,543	$7,273
Accrued expenses	16,439	19,934
Deferred revenue	11,746	11,584
Deferred tax liabilities	253	253

Total current liabilities	35,981	39,044
Deferred tax liabilities	1,750	1,737
Other long-term liabilities	2,201	2,569
Total stockholders’ equity	17,895	15,603

Total liabilities and stockholders’ equity	$57,827	$58,953

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HARRIS INTERACTIVE INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended
	September 30,
	2013	2012
Revenue from services	$32,370	$33,010
Operating expenses:
Cost of services	20,179	19,455
Selling, general and administrative	10,029	10,778
Depreciation and amortization	832	948

Total operating expenses	31,040	31,181

Operating income	1,330	1,829
Operating margin	4.1%	5.5%
Interest expense, net	—	101

Income from continuing operations before income taxes	1,330	1,728

Provision (benefit) for income taxes	33	(15)

Net income	$1,297	$1,743

Basic net income per share	$0.02	$0.03

Diluted net income per share	$0.02	$0.03

Weighted average shares outstanding:
Basic	56,727,373	55,952,534

Diluted	59,194,212	56,878,991

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Three Months Ended September 30, 2013

Reconciliation of GAAP Net Income to EBITDA and Adjusted EBITDA

Amounts in thousands of USD

	Three months ended
	September 30,
	2013	2012
GAAP net income	$1,297	$1,743
Interest expense, net	—	101
Provision (benefit) for income taxes	33	(15)
Depreciation and amortization	936	1,116

EBITDA	$2,266	$2,945
Stock-based compensation (5)	536	569

Adjusted EBITDA	$2,802	$3,514

Adjusted EBITDA	$2,802	$3,514
Add-back of restructuring and other charges	—	—

Adjusted EBITDA with add-back of restructuring and other charges	$2,802	$3,514

(5)	Stock-based compensation expense represents the cost of stock-based compensation accounted for under the FASB guidance for stock-based compensation

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Full Year Fiscal 2014 Guidance

Reconciliation of GAAP Net Income to EBITDA and Adjusted EBITDA

Amounts in millions of USD

For the Fiscal Year Ending June 30, 2014(1)(2)
GAAP net income	$9.3
Interest expense, net	—
Provision for income taxes	0.6
Depreciation and amortization	3.7

EBITDA	$13.6
Stock-based compensation (3)	1.9

Adjusted EBITDA	$15.5

Adjusted EBITDA	$15.5
Add-back of restructuring and other charges	—

Adjusted EBITDA with add-back of restructuring and other charges	$15.5

(1)	This reconciliation is based on the midpoint of the Adjusted EBITDA guidance range provided in this press release.
(2)	The amounts expressed in this column are based on current estimates as of the date of this press release.
(3)	Stock-based compensation expense represents the cost of stock-based compensation accounted for under the FASB guidance for stock-based compensation.

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